Exhibit 21.1

MOTORS AND GEARS HOLDINGS, INC. SUBSIDIARIES

Subsidiaries	Jurisdiction of Incorporation

Kinetek, Inc. (1) ArborLake Centre, Suite 550 1751 Lake Cook Road Deerfield, IL 60015	Delaware

Kinetek Industries, Inc. (2) ArborLake Centre, Suite 550 1751 Lake Cook Road Deerfield, IL 60015	Delaware

Merkle-Korff Industries, Inc. (3) 1776 Winthrop Drive Des Plaines, IL 60015	Illinois

Merkle-Korff de Mexico S.A. de C.V. (4) Av. C.F.E. No. 830, Parque Industrial Millennium Zona Industrial del Potosi San Luis Potosi, S.L.P. C.P. 78395	Mexico

The Imperial Electric Company (3) 1503 Exeter Road Akron, Ohio 44306	Delaware

Gear Research, Inc. (5) 4329 Eastern Avenue, S.E. Grand Rapids, Michigan 49508	Delaware

Motion Holdings, Inc. (3) ArborLake Centre, Suite 550 1751 Lake Cook Road Deerfield, IL 60015	Delaware

Motion Control Engineering, Inc. (6) 11380 White Rock Road Rancho Cordova, CA 95742	California

Electrical Design and Control Company (3) 2200 Stephenson Highway Troy, Michigan 48084	Delaware

Advanced D.C. Holdings, Inc. (3) ArborLake Centre, Suite 550 1751 Lake Cook Road Deerfield, IL 60015	Delaware

Advanced D.C. Motors, Inc. (7) 6268 East Molloy Road East Syracuse, NY 13057	New York

MW Corporation (8) 6268 East Molloy Road East Syracuse, NY 13057	Georgia

Sermed S.A.R.L. (9) Eternoz - 25330 Amancey France	France

Advanced D.C. Motors GmbH (10)	Germany

FIR Group Holdings, Inc. (3) ArborLake Centre, Suite 550 1751 Lake Cook Road Deerfield, IL 60015	Delaware

FIR Group Holdings Italia, S.r.l. (11)	Italy

SelinSistemi, S.p.A. (12) Via Chiaravagna, 28 16153 Genova-Sestri P	Italy

FIR Electromeccanica, S.p.A. (12) Via Roma n. 19 26041 Casalmaggiore CR	Italy

Kinetek Asia Holdings, Inc. (3) ArborLake Centre, Suite 550 1751 Lake Cook Road Deerfield, IL 60015	Delaware

Kinetek De Sheng (Shunde) Motors Co., Ltd. (13) No. 82, Jizhou Section Shiliang Road, Lunjiao Town Shunde City, Guangdong Province The People’s Republic of China, 528308	China

KII Canada, Inc. ArborLake Centre 1751 Lake Cook Road, Suite 550 Deerfield, IL 60015	Nova Scotia

Footnotes

(1)	A wholly owned subsidiary of Motors and Gears Holdings, Inc.

(2)	A wholly owned subsidiary of Kinetek, Inc.

(3)	A wholly owned subsidiary of Kinetek Industries, Inc.

(4)	Merkle-Korff Industries, Inc. owns 99.99% of the capital stock of the corporation and Kinetek, Inc. owns the remaining capital stock of the corporation.

(5)	A wholly owned subsidiary of The Imperial Electric Company

(6)	A wholly owned subsidiary of Motion Holdings, Inc.

(7)	A wholly owned subsidiary of Advanced D.C. Holdings, Inc.

(8)	A wholly owned subsidiary of Advanced D.C. Motors, Inc.

(9)	A 99% owned subsidiary of Advanced D.C. Motors, Inc.

(10)	A 90% owned subsidiary of Advanced D.C. Motors, Inc.

(11)	A wholly owned subsidiary of FIR Group Holdings, Inc.

(12)	A wholly owned subsidiary of FIR Group Holdings, Italia, S.r.l.

(13)	A 80% owned subsidiary of Kinetek Asia Holdings, Inc.